Exhibit 99.1

FOR IMMEDIATE RELEASE February 7, 2018	CONTACTS:
	News Media Brian Edwards	202-624-6620

	Financial Community Douglas Bonawitz	202-624-6129
WGL Holdings, Inc. Reports First Quarter Fiscal Year 2018 Financial Results

•	Consolidated GAAP earnings per share up — $2.68 per share vs. $1.13 per share; Record GAAP earnings of $138.0 million

•	Non-GAAP operating earnings per share up — $1.84 per share vs. $1.15 per share; Operating earnings of $94.9 million
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income applicable to common stock determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended December 31, 2017, of $138.0 million, or $2.68 per share, an improvement of $80.0 million, or $1.55 per share, over net income applicable to common stock of $58.0 million, or $1.13 per share, reported for the quarter ended December 31, 2016.

Our GAAP net income for the three months ended December 31, 2017 reflects an income tax benefit driven by the recently enacted Tax Cuts and Jobs Act, which, among other effects, reduced the corporate tax rate from 35% to 21%.  As a result, we have remeasured our accumulated deferred income tax assets and liabilities, reducing the total net liability by $476.4 million.  Of the total reduction, we recognized a $52.9 million income tax benefit (net) in GAAP net income primarily related to non-utility operations and recorded the remaining amount, $423.5 million to regulatory assets and liabilities. Non-GAAP operating earnings (as described below) for the quarter have been adjusted to eliminate the re-measurement impact of the legislation; however, both GAAP and non-GAAP earnings continue to benefit from the year-to-year reduction in the corporate tax rate. Amounts recorded as regulatory assets and liabilities will be amortized, which along with the prospective reduction in the provision for income tax expense, WGL estimates will result in a net reduction in annual costs to customers of approximately $39.5 million. Washington Gas plans to pass these annual tax savings on to customers through reduced rates beginning in the second quarter of WGL's 2018 fiscal year, subject to regulatory commission approvals.
On a consolidated basis, WGL uses non-GAAP operating earnings (loss) to evaluate overall financial performance, and evaluates segment financial performance based on earnings before interest and taxes (EBIT) and adjusted EBIT. Operating earnings (loss) and adjusted EBIT are non-GAAP financial measures, which are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. Both non-GAAP operating earnings (loss) and adjusted EBIT adjust for the accounting recognition of certain transactions that we believe are not representative of the ongoing earnings of the company. Additionally, we believe that adjusted EBIT enhances the ability to evaluate segment performance because it excludes interest and income tax expense, which are affected by corporate-wide strategies such as capital financing and tax sharing allocations. Refer to “Reconciliation of Non-GAAP Financial Measures,” attached to this news release, for a more detailed discussion of management’s use of these measures and for reconciliations to GAAP financial measures.
For the quarter ended December 31, 2017, operating earnings were $94.9 million, or $1.84 per share, an improvement of $35.5 million, or $0.69 per share, over operating earnings of $59.4 million, or $1.15 per share, for the same quarter of the prior fiscal year.

Results by Business Segment

Regulated Utility

	Three Months Ended December 31,		Increase/
(In millions)	2017	2016	(Decrease)
EBIT	$98.4	$102.7	$(4.3)
Adjusted EBIT	$101.4	$91.4	$10.0

For the three months ended December 31, 2017, the decrease in EBIT primarily reflects lower unrealized margins associated with our asset optimization program. In addition, the comparisons of both EBIT and adjusted EBIT reflect: (i) higher customer growth; (ii) new base rates in Virginia and the District of Columbia; and (iii) lower operation and maintenance expenses. These favorable variances were partially offset by lower realized margins associated with our asset optimization program and higher depreciation and amortization expenses associated with the implementation of our new billing system in the second quarter of the prior year, as well as growth in our utility plant.

Retail Energy-Marketing

	Three Months Ended December 31,		Increase/
(In millions)	2017	2016	(Decrease)
EBIT	$3.7	$29.2	$(25.5)
Adjusted EBIT	$6.5	$9.9	$(3.4)

For the three months ended December 31, 2017, the comparison in EBIT reflects lower unrealized mark-to-market valuations on energy-related derivatives. Additionally, for the three months ended December 31, 2017, the decrease in both EBIT and adjusted EBIT reflect: (i) lower realized electric margins due to lower average unit margins and lower sales volume; and (ii) higher operating expenses.

Commercial Energy Systems

	Three Months Ended December 31,		Increase/
(In millions)	2017	2016	(Decrease)
EBIT	$5.6	$4.7	$0.9
Adjusted EBIT	$7.3	$6.1	$1.2

For the three months ended December 31, 2017, the increase in both EBIT and adjusted EBIT primarily reflect higher earnings from our investment distributed generation business, including investments in tax equity partnerships, partially offset by higher operating expenses in our commercial distributed generation business.

Midstream Energy Services

	Three Months Ended December 31,		Increase/
(In millions)	2017	2016	(Decrease)
EBIT	$22.2	$(28.5)	$50.7
Adjusted EBIT	$28.5	$2.7	$25.8

For the three months ended December 31, 2017, the increase in EBIT includes higher mark-to-market valuations and the increase in both EBIT and adjusted EBIT reflect higher margins on both our transportation and storage strategies as well as higher income related to our pipeline investments.

As of December 31, 2017, WGL Midstream held a $38.2 million equity method investment in Constitution Pipeline Company, LLC (Constitution). On April 22, 2016, the New York State Department of Environmental Conservation denied Constitution's application for a Section 401 Certification for the pipeline, which is necessary for the construction and operation of the pipeline. Constitution has pursued various actions to obtain approval for the pipeline, including filing a petition with the Federal Energy Regulatory Commission (FERC) that was denied in January 2018. While further actions may be successful in obtaining approval for construction, based on the FERC's ruling, we expect to record an impairment charge of up to $38.2 million in the second quarter. No impairment charge for this investment is included in our first quarter results.

Other Activities

	Three Months Ended December 31,		Increase/
(In millions)	2017	2016	(Decrease)
EBIT	$(4.2)	$(1.2)	$(3.0)
Adjusted EBIT	$(3.5)	$(1.2)	$(2.3)

For the three months ended December 31, 2017, the decrease in both EBIT and adjusted EBIT primarily relate to higher internal costs allocated to the planned merger with AltaGas Ltd. (AltaGas).
Other Information
During the pendency period of the proposed merger between WGL and AltaGas, WGL will not conduct earnings calls and will not give forward year guidance. Additional information regarding financial results and recent regulatory events can be found in WGL's and Washington Gas' combined Form 10-Q for the fiscal quarter ended December 31, 2017, to be filed with the Securities and Exchange Commission, and which will also be available at www.wglholdings.com.

WGL, headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities and assets across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL provides natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy Answers. Ask Us. For more information, visit us at www.wgl.com.

Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.

Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of non-GAAP financial measures.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues, dividends and other future financial business performance, strategies, financing plans, legal developments relating to Antero, the Constitution Pipeline, AltaGas Ltd.’s proposed acquisition of our company and other expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of the date of this release, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions, the possibility that the closing of the proposed merger with AltaGas may not occur or may be delayed; litigation related to the proposed AltaGas transaction or limitations or restrictions imposed by regulatory authorities that may delay or negatively impact the proposed transaction; the potential loss of customers, employees or business partners as a result of the transaction and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2017	September 30, 2017
ASSETS
Property, Plant and Equipment
At original cost	$6,217,878	$6,143,841
Accumulated depreciation and amortization	(1,538,998)	(1,513,790)
Net property, plant and equipment	4,678,880	4,630,051
Current Assets
Cash and cash equivalents	64,110	8,524
Accounts receivable, net	783,448	553,312
Storage gas	206,978	243,984
Derivatives and other	191,731	180,069
Total current assets	1,246,267	985,889
Deferred Charges and Other Assets	1,137,427	1,010,069
Total Assets	$7,062,574	$6,626,009
CAPITALIZATION AND LIABILITIES
Capitalization
WGL Holdings common shareholders’ equity	$1,609,607	$1,502,690
Non-controlling interest	3,210	6,851
Washington Gas Light Company preferred stock	28,173	28,173
Total equity	1,640,990	1,537,714
Long-term debt	1,679,893	1,430,861
Total capitalization	3,320,883	2,968,575
Current Liabilities
Notes payable and current maturities of long-term debt	858,700	809,844
Accounts payable and other accrued liabilities	431,327	423,824
Derivatives and other	299,467	255,320
Total current liabilities	1,589,494	1,488,988
Deferred Credits	2,152,197	2,168,446
Total Capitalization and Liabilities	$7,062,574	$6,626,009

WGL Holdings, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,
(In thousands, except per share data)	2017	2016
OPERATING REVENUES
Utility	$374,990	$327,063
Non-utility	277,450	282,424
Total Operating Revenues	652,440	609,487
OPERATING EXPENSES
Utility cost of gas	122,273	75,500
Non-utility cost of energy-related sales	225,502	252,886
Operation and maintenance	102,226	100,717
Depreciation and amortization	40,985	35,283
General taxes and other assessments	44,887	40,388
Total Operating Expenses	535,873	504,774
OPERATING INCOME	116,567	104,713
Equity in earnings of unconsolidated affiliates	5,892	265
Other income (expenses) — net	(780)	478
Interest expense	20,197	16,235
INCOME BEFORE TAXES	101,482	89,221
INCOME TAX EXPENSE (BENEFIT)	(31,110)	33,454
NET INCOME	$132,592	$55,767
Net loss attributable to non-controlling interest	(5,778)	(2,535)
Dividends on Washington Gas Light Company preferred stock	330	330
NET INCOME APPLICABLE TO COMMON STOCK	$138,040	$57,972
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	51,319	51,172
Diluted	51,549	51,445
EARNINGS PER AVERAGE COMMON SHARE
Basic	$2.69	$1.13
Diluted	$2.68	$1.13

The following table reconciles EBIT by operating segment to net income (loss) applicable to common stock.

	Three Months Ended December 31,
(In thousands)	2017	2016
EBIT:
Regulated utility	$98,365	$102,717
Retail energy-marketing	3,742	29,185
Commercial energy systems	5,647	4,663
Midstream energy services	22,185	(28,484)
Other activities	(4,171)	(1,198)
Intersegment eliminations	1,689	1,108
Total	$127,457	$107,991
Interest expense	20,197	16,235
Income tax expense (benefit)	(31,110)	33,454
Dividends on Washington Gas preferred stock	330	330
Net income applicable to common stock	$138,040	$57,972

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended December 31,
	2017	2016
Closing Market Price — end of period	$85.84	$76.28
52-Week Market Price Range	$85.99 - $74.19	$79.79 - $58.69
Price Earnings Ratio	16.1	24.6
Annualized Dividends Per Share	$2.04	$1.95
Dividend Yield	2.4%	2.6%
Return on Average Common Equity	17.9%	11.5%
Total Interest Coverage (times)	5.0	5.3
Book Value Per Share — end of period	$31.34	$28.11
Common Shares Outstanding — end of period (thousands)	51,353	51,211

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

UTILITY GAS STATISTICS

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In thousands)	2017		2016		2017		2016
Operating Revenues
Gas Sold and Delivered
Residential — Firm	$232,489		$204,521		$719,674		$651,790
Commercial and Industrial — Firm	50,056		45,347		160,797		145,321
Commercial and Industrial — Interruptible	478		554		2,163		2,216
	283,023		250,422		882,634		799,327
Gas Delivered for Others
Firm	62,441		56,074		215,354		200,880
Interruptible	14,532		14,771		49,493		49,566
Electric Generation	404		375		1,360		1,878
	77,377		71,220		266,207		252,324
	360,400		321,642		1,148,841		1,051,651
Other	14,590		5,421		42,423		31,376
Total	$374,990		$327,063		$1,191,264		$1,083,027

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In thousands of therms)	2017		2016		2017		2016
Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	223,769		207,482		616,566		645,183
Commercial and Industrial — Firm	58,888		57,721		175,604		180,661
Commercial and Industrial — Interruptible	566		814		2,307		2,865
	283,223		266,017		794,477		828,709
Gas Delivered for Others
Firm	158,537		161,582		491,985		529,333
Interruptible	71,642		64,163		250,024		240,642
Electric Generation	32,074		23,599		96,085		271,627
	262,253		249,344		838,094		1,041,602
Total	545,476		515,361		1,632,571		1,870,311
Utility Gas Purchase Expense (excluding asset optimization)	42.00	¢	35.14	¢	43.88	¢	35.15	¢
HEATING DEGREE DAYS
Actual	1,335		1,196		3,266		3,581
Normal	1,311		1,318		3,710		3,717
Percent Colder (Warmer) than Normal	1.8%		(9.3)%		(12.0)%		(3.7)%
Average Active Customer Meters	1,166,709		1,148,917		1,159,712		1,145,572
WGL ENERGY SERVICES
Natural Gas Sales
Therm Sales (thousands of therms)	198,800		220,500		671,600		781,600
Number of Customers (end of period)	113,500		126,400		113,500		126,400
Electricity Sales
Electricity Sales (thousands of kWhs)	2,801,400		3,103,200		11,946,600		13,267,400
Number of Accounts (end of period)	108,900		122,600		108,900		122,600
WGL ENERGY SYSTEMS
Megawatts in service	222		176		222		176
Megawatt hours generated	61,679		44,274		303,330		220,280

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The tables below reconcile operating earnings (loss) on a consolidated basis to GAAP net income (loss) applicable to common stock and adjusted EBIT on a segment basis to EBIT. Management believes that operating earnings (loss) and adjusted EBIT provide a meaningful representation of our earnings from ongoing operations on a consolidated and segment basis, respectively. These measures facilitate analysis by providing consistent and comparable measures to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use these non-GAAP measures to report to the board of directors and to evaluate management’s performance.
To derive our non-GAAP measures, we adjust for the accounting recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•	To better match the accounting recognition of transactions with their economics;

•	To better align with regulatory view/recognition;

•	To eliminate the effects of:

i.	Significant out of period adjustments;

ii.	Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends; and

iii.	For adjusted EBIT, other items which may obscure segment comparisons.
There are limits in using operating earnings (loss) and adjusted EBIT to analyze our consolidated and segment results, respectively, as they are not prepared in accordance with GAAP and may be different than non-GAAP financial measures used by other companies. In addition, using operating earnings (loss) and adjusted EBIT to analyze our results may have limited value as they exclude certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to the most directly comparable GAAP financial measures.
The following tables present the unaudited reconciliation of non-GAAP operating earnings to GAAP net income (loss) applicable to common stock (consolidated by quarter):

Fiscal Year 2018
	Quarterly Period Ended(1)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings (loss)	$94,923				$94,923
Non-GAAP adjustments(2)	(14,351)				(14,351)
De-designated interest rate swaps(3)	(354)				(354)
Income tax effect of non-GAAP adjustments(4)	4,956				4,956
Re-measurement impact of Tax Cuts and Jobs Act(5)	52,866				52,866
Net income (loss) applicable to common stock	$138,040	$—	$—	$—	$138,040
Diluted average common shares outstanding	51,549				51,549
Operating earnings (loss) per share	$1.84				$1.84
Per share effect of non-GAAP adjustments	0.84				0.84
Diluted earnings (loss) per average common share	$2.68				$2.68
Fiscal Year 2017(6)
	Quarterly Period Ended(1)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings (loss)	$59,362				$59,362
Non-GAAP adjustments(2)	(2,324)				(2,324)
Income tax effect of non-GAAP adjustments(4)	934				934
Net income (loss) applicable to common stock	$57,972	$—	$—	$—	$57,972
Diluted average common shares outstanding	51,445				51,445
Operating earnings (loss) per share	$1.15				$1.15
Per share effect of non-GAAP adjustments	(0.02)				(0.02)
Diluted earnings (loss) per average common share	$1.13				$1.13

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

(1) Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

(2) Refer to the reconciliations of adjusted EBIT to EBIT below for further details on our non-GAAP adjustments. Note that non-GAAP adjustments associated with interest expense or income taxes are shown separately and are not included in the reconciliation from adjusted EBIT to EBIT.

(3) Non-GAAP adjustment related to mark-to-market valuations on forward starting interest rate swaps associated with anticipated future financing. Due to certain covenants in our merger agreement with AltaGas, it is no longer probable that the 30-year debt issuance that the swaps were originally intended to hedge will occur. However, we believe that some form of financing will continue to be required. The hedges were de-designated in January 2017.

(4) Non-GAAP adjustments are presented on a gross basis and the income tax effects of those adjustments are presented separately. The income tax effects of non-GAAP adjustments, both current and deferred, are calculated at the individual company level based on the applicable composite tax rate for each period presented, with the exception of transactions not subject to income taxes. Additionally, the income tax effect of non-GAAP adjustments includes investment tax credits related to distributed generation assets.

(5) In December 2017, the Tax Cuts and Jobs Act was signed into law, resulting in, among other effects, a reduction in the corporate tax rate from 35% to 21%. This resulted in a net deferred tax benefit of $52.9 million. This adjustment only reflects the re-measurement impact and not the effect on ongoing earnings of the lower tax rate.

(6) Prior year non-GAAP measures have been recast to include $6.8 million of pre-tax losses associated with the index price used in certain gas purchases from Antero. The index price used to invoice these purchases had been the subject of an arbitration proceeding; however, in February 2017, the arbitral tribunal ruled in favor of Antero.

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables summarize non-GAAP adjustments by operating segment and present reconciliations of adjusted EBIT to EBIT. EBIT is defined as earnings before interest and taxes, less amounts attributable to non-controlling interest. Items we do not include in EBIT are interest expense, inter-company financing activity, dividends on Washington Gas preferred stock, and income taxes.

Three Months Ended December 31, 2017
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$101,350	$6,534	$7,314	$28,458	$(3,515)	$1,667	$141,808
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(1,446)	(2,792)	—	121	—	22	(4,095)
Storage optimization program(b)	(461)	—	—	—	—	—	(461)
DC weather impact(c)	(1,078)	—	—	—	—	—	(1,078)
Distributed generation asset related investment tax credits(d)	—	—	(1,667)	—	—	—	(1,667)
Change in measured value of inventory(e)	—	—	—	(6,394)	—	—	(6,394)
Merger related costs(f)	—	—	—	—	(656)	—	(656)
Total non-GAAP adjustments	$(2,985)	$(2,792)	$(1,667)	$(6,273)	$(656)	$22	$(14,351)
EBIT	$98,365	$3,742	$5,647	$22,185	$(4,171)	$1,689	$127,457

Three Months Ended December 31, 2016
(In thousands)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Eliminations	Total
Adjusted EBIT	$91,380	$9,895	$6,072	$2,661	$(1,198)	$1,505	$110,315
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	15,436	19,290	—	(9,677)	—	(397)	24,652
Storage optimization program (b)	(664)	—	—	—	—	—	(664)
DC weather impact(c)	(3,435)	—	—	—	—	—	(3,435)
Distributed generation asset related investment tax credits(d)	—	—	(1,409)	—	—	—	(1,409)
Change in measured value of inventory(e)	—	—	—	(21,468)	—	—	(21,468)
Total non-GAAP adjustments	$11,337	$19,290	$(1,409)	$(31,145)	$—	$(397)	$(2,324)
EBIT	$102,717	$29,185	$4,663	$(28,484)	$(1,198)	$1,108	$107,991
Footnotes:

(a)
Adjustments to eliminate unrealized mark-to-market gains (losses) for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives related to the optimization of transportation capacity for the midstream energy services segment. With the exception of certain transactions related to the optimization of system capacity assets as discussed in footnote (b) below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP results, as we are only removing interim unrealized mark-to-market amounts.

(b)
Adjustments to shift the timing of storage optimization margins for the regulated utility segment from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting because the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.

(c)
Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

(d)
To reclassify the amortization of deferred investment tax credits from income taxes to operating income for the commercial energy systems segment. These credits are a key component of the operating success of this segment and therefore are included within adjusted EBIT to help management and investors better assess the segment's performance.

(e)
For our midstream energy services segment, adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. Adjusting our storage optimization inventory in this fashion better aligns the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies. Additionally, this adjustment also includes the net effect of certain sharing mechanisms on the difference between the changes in our non-GAAP storage inventory valuations and the unrealized gains and losses on derivatives not subject to non-GAAP adjustments.

(f)	Adjustment to eliminate external costs associated with the proposed merger with AltaGas.